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EXHIBIT 23.2

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CONSENT AND REPORT OF INDEPENDENT

CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in this Amended Registration Statement of our report dated April 16, 2001 related to the consolidated financial statements of USURF America, Inc. and Subsidiaries, and to the reference to our Firm under the caption "Experts" in the Prospectus.

/s/

POSTLETHWAITE & NETTERVILLE, CPAs

Baton Rouge, LA

April 27, 2001